Exhibit 10.9

                             SHAREHOLDERS' AGREEMENT


         SHAREHOLDERS' AGREEMENT (this "Agreement") made as of this 7th day of May, 1996, by and among Somerset Drilling Associates, L.L.C., a Delaware limited liability company ("Somerset"), Roy T. Oliver, Jr., an individual ("Oliver"), U.S. Rig and Equipment, Inc., an Oklahoma corporation ("USRE"), Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("EER"), GCT Investments, Inc., a Texas corporation ("GCT"), Mike L. Mullen, an individual ("Mullen" and together with Oliver, USRE, EER and GCT, the "Mullen/Oliver Group"), Norex Drilling Ltd., a Bermuda corporation ("Norex Drilling"), and Pronor Holdings Ltd., a British Virgin Island corporation ("Pronor" and, together with Norex Drilling, the "Drilling Group") (Somerset, the Mullen/Oliver Group, Norex Drilling and Pronor are hereinafter sometimes referred to individually as a "Shareholder" and collectively as the "Shareholders.")
         WHEREAS, Norex Drilling and Pronor are stockholders of DI Industries, Inc., a Texas corporation (the "Corporation");
         WHEREAS, pursuant to two separate merger agreements of even date herewith, Somerset and the Mullen/Oliver Group will receive, upon the effective date of the mergers contemplated by those agreements (the "Mergers"), Common Stock of the Corporation;
         WHEREAS, upon the effectiveness of a charter amendment to be effected in connection with the Mergers, the Corporation will have authorized capital stock consisting of two hundred million (200,000,000) shares of Common Stock, par value $.10 per share (the "Common Stock"), of which 117,944,134 shares will be issued and outstanding upon the effectiveness of the Mergers (assuming no exercise of the Cash Option, as defined in the merger agreement pursuant to which the Mullen/Oliver Group are to receive Common Stock), and one million (1,000,000) shares of

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Preferred Stock, par value $1.00 per share, of which 90,000 shares of Series A
Convertible Redeemable Preferred Stock will be issued and outstanding upon the effectiveness of the Mergers;
         WHEREAS, upon the effectiveness of the Mergers, and assuming no exercise of the Cash Option, each of the Shareholders will own (or control, as indicated) the number of such shares of Common Stock and the number of warrants set forth opposite its respective name on EXHIBIT A attached hereto;
         WHEREAS, the Shareholders, in order to ensure continuity of management necessary for the success of the Corporation's business, consider it in the best interests of the Corporation and the Shareholders to agree to make provision for the control and management of the affairs of the Corporation;
         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:
         1. EFFECTIVE DATE. This Agreement shall become effective upon the effectiveness of the Mergers, except that Section 10 shall become effective as of the date hereof.
         2. RESTRICTIONS ON TRANSFERABILITY OF SHARES. Each of the Shareholders agrees not to sell, assign, transfer (with or without consideration) or otherwise dispose of, or pledge or otherwise create a security interest in or lien or other encumbrance upon any of the shares that he or it now or hereafter may hold, own or control, nor shall any such shares be transferable, except as permitted under, pursuant to and in compliance with the terms and conditions of this

                                       2

Agreement. Any sale, assignment, transfer or other disposition or encumbrance contrary to the provisions of this Agreement shall be null and void and of no effect.
                  2.1      RIGHT OF FIRST REFUSAL.
                           2.1.1 If any Shareholder shall have received a bona
fide offer in writing from a third-party purchaser in an arm's-length transaction to purchase some or all of his or its shares which he or it wishes to accept ("Offering Shareholder"), such Offering Shareholder shall first offer, by notice in writing, to sell those of his or its shares subject to such offer to the other Shareholders ("other Shareholders"), all as more fully set forth herein. Such notice of offer shall be in writing; shall be delivered to the other Shareholders; shall set forth the name, residence and business address of the bona fide offeror and sufficient facts concerning the bona fide offeror to enable the other Shareholders to arrive at an informed judgment as to the bona fides of such offer and the background and financial and business capabilities of such offeror; and shall contain a copy of the bona fide offer. The bona fide offer shall set forth the representations and warranties requested of the Offering Shareholder and all items affecting the price. Such notice shall be delivered simultaneously to each of the other Shareholders.
                           2.1.2    Upon an Offering Shareholder giving notice
to the other Shareholders of receipt of a bona fide offer as provided in paragraph 2.1.1 above, the other Shareholders, pro rata in accordance with their relative proportion of shares then held by them (the "Offer Percentage"), shall have the option to purchase the shares owned by the Offering Shareholder and subject to the bona fide offer.
                                    (i)     The other Shareholders shall each
advise the Offering Shareholder in writing within twenty (20) days after delivery to him or it of the notice of offer by the Offering Shareholder, as to whether or not he or it shall accept the offer in whole or in part

                                        3

and if only in part, the extent to which he or it wishes to accept the offer. If the offer of the Offering Shareholder is duly accepted as to all of his or its shares subject to the bona fide offer, the closing of the sale shall be held within fifteen (15) days after notice of acceptance, at the date, time and place specified by the purchaser(s) by written notice given at least five (5) days prior to the closing date. The other Shareholders may, at their election, indicate in their written acceptance of the offer that they desire to accept the offer with respect to a number of shares in excess of their Offer Percentage (an "Excess Share Notice"). In the event that any of the other Shareholders do not accept the offer with respect to their full Offer Percentage, then each of the Shareholders who have delivered Excess Share Notices shall be deemed to have accepted the offer with respect to the greater of (i) its relative Offer Percentage of the remaining offered shares, or (ii) the number of shares indicated in its Excess Share Notice.
                                    (ii) The aggregate purchase price for all of
the shares of the Offering Shareholder to be purchased by the other Shareholders pursuant to this Section 2.1.2 shall be the purchase price set forth in the bona fide third party offer and such purchase shall be on such other terms and conditions as are set forth in the bona fide third party offer.
                           2.1.3 If the offer of the Offering Shareholder is not
accepted with respect to all of the shares subject to the bona fide offer as aforesaid, all acceptances and offers relating to such shares shall be deemed to be void as at the end of such twenty (20)-day period.
                           2.1.4 If the other Shareholders do not exercise their
options to purchase all of the shares of the Offering Shareholder subject to the bona fide offer, the Offering Shareholder may, within ninety (90) days after the date on which notice of such bona fide offer was given, sell all of such shares to the bona fide offeror (subject to the tag along rights provided in Section
2.2 of this Agreement) on the terms and conditions set forth in the bona fide offer, and

                                        4

the bona fide offeror shall thereupon become a stockholder of the Corporation possessing all of the same rights and obligations as did the Offering Shareholder, including the restrictions on resale set forth in this Agreement, which Agreement shall be binding upon him in all respects as though originally a party hereto. The bona fide offeror shall, as a condition of the transfer, execute and deliver to the Corporation pursuant to Section 16 hereof an acknowledgment in the form of EXHIBIT C ("Acknowledgment") and any other documents that the other Shareholders reasonably request to evidence his agreement to the foregoing. If such sale to the bona fide offeror is not completed as aforesaid within such period, the Offering Shareholder shall not sell his or her shares in the Corporation without again offering the same for sale as herein provided.
                  2.2      TAG-ALONG RIGHTS.
                           2.2.1 If the other Shareholders have not notified the
Offering Shareholder of their acceptance of its offer with respect to all of the shares subject to its offer within the twenty (20)-day period specified above, the Offering Shareholder shall notify the other Shareholders of such failure (a "Tag Along Notice"). As a condition of any sale by the Offering Shareholder of the shares pursuant to such offer, each of the other Shareholders, at his or its option, shall be entitled to sell a number of shares of the Corporation equal to his Pro Rata Portion to the bona fide offeror (in such case the number of shares to be sold by the Offering Shareholder shall be reduced by the number of shares being sold by the other Shareholders) on the same terms and conditions as set forth in the bona fide offer, and the contract of sale for the shares of the Offering Shareholder with the bona fide offeror shall not be valid unless it provides for the purchase by the bona fide offeror of such Pro Rata Portion (defined below) of the shares of the other Shareholders exercising their tag-along rights. Such rights shall be exercised by written notice to the Offering Shareholder within the ten (10)-day period following the date of

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the Tag Along Notice. Failure to give any notice during said ten (10)-day period shall be deemed to be an election by the non-Offering Shareholder not to exercise such tag-along rights.
                           2.2.2 For purposes of paragraph 2.2.1 above, the term
"Pro Rata Portion" shall mean (i) a percentage (expressed as a decimal fraction rounded to the nearest one-hundredth) obtained by dividing (A) the aggregate number of shares held by a Shareholder by (B) the total number of issued and outstanding shares of the Corporation held collectively by all of the Shareholders, multiplied by (ii) the number of shares subject to the bona fide offer.
                  2.3 EXCLUSIONS FROM RESTRICTIONS ON TRANSFERABILITY OF SHARES, RIGHT OF FIRST REFUSAL AND TAG-ALONG RIGHTS. The restrictions contained in this
Section 2 shall not apply to any transfer of shares (i) to the spouse or children of the transferor, or to a trust of which there are no beneficiaries other than the spouse or one or more lineal descendants of the transferor, (ii) by way of bequest or inheritance upon death, (iii) to an affiliate of a transferring Shareholder, (iv) by Somerset to its members, (v) by the Mullen/Oliver Group to those persons specified in SCHEDULE 2.3 hereto, pursuant to the agreements currently in effect and governing the rights of such persons as investors in one or more of the members of the Mullen/Oliver Group, (vi) in an offering of equity securities of the Corporation registered under the Securities Act of 1933, as amended, (vii) meeting the requirements of paragraph
(f) of Rule 144 promulgated under the Securities Act of 1933, (viii) which, together with any other previous transfers that are part of the same series of related transactions, results in a reduction in the number of shares held by a Voting Group of ten percent (10%) or less compared to the number of shares held by such Voting Group on the date hereof, as adjusted to reflect subsequent stock splits, stock dividends, recapitalizations or similar transactions, or (ix) by Pronor to Orkla (as hereinafter defined) in connection with the satisfaction of the indebtedness of Pronor to Orkla described below or any

                                        6

bona fide pledge of shares to secure full recourse indebtedness of a party hereto. Under no circumstances may shares be sold, transferred or otherwise disposed of to any person who, if not already a Shareholder, has not complied with the provisions of Section 16 hereof, and any transferee or recipient of shares under this paragraph 2.3 shall be subject to the same restrictions under this Agreement as were applicable to the original transferor of the shares; provided, however, that a transferee or recipient of shares pursuant to clauses
(iv), (v), (viii) or (ix) (if, immediately after such transfer, the transferee and its affiliates owns less than 10% of the outstanding Common Stock of the Corporation) or (vi) or (vii) of the preceding sentence (an "Unrestricted Transferee") shall not be subject to this Agreement. The parties of this Agreement acknowledge that they have been advised by Pronor that it has previously pledged its shares to secure the repayment of indebtedness owed to Orkla A/S, a Norwegian corporation ("Orkla").
         3. MANAGEMENT OF THE CORPORATION. The following provisions shall govern the management and operations of the Corporation:
                  3.1      BOARD OF DIRECTORS.
                           3.1.1 Notwithstanding any provision of the Articles
of Incorporation or the Bylaws of the Corporation, each Shareholder agrees that
(i) the Board of Directors (the "Board") shall direct the business of the Corporation and (ii) the Shareholders shall not, in their capacity as stockholders, initiate any action or propose any resolution for the consideration of stockholders, at a meeting, by consent or otherwise, that has not been formally presented to the stockholders by the Board; provided, however, that nothing herein shall prevent a Shareholder from voting its shares in the manner it deems appropriate on any matter properly presented to the stockholders; and provided further that nothing herein shall prevent Shareholders from enforcing their respective rights to designate directors as provided in this Agreement. The Shareholders

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shall vote their shares to cause the relevant corporate documents to provide that the business and affairs of the Corporation and each Material Subsidiary (as defined below) shall be managed by its Board consisting of five (5) directors.
                           3.1.2 During the term of this Agreement, the
Shareholders shall vote all shares owned or controlled by them to elect and maintain as directors of the Corporation and of any subsidiary whose assets or revenues at any time exceed 35% of the assets or revenues of the Corporation and its subsidiaries, taken as a whole, determined on a consolidated basis in accordance with generally accepted accounting principles (a "Material Subsidiary") (A) one (1) individual nominated by Somerset, (B) one (1) individual nominated by the Mullen/Oliver Group, (C) one (1) individual nominated by the Drilling Group, and (D) two (2) individuals who are not officers of the Corporation or any of its subsidiaries and who neither are related to the officers of the Corporation nor represent concentrated or family holdings of the shares of the stock of the Corporation (including the parties to this Agreement) (the "Non-Party Directors"). The members of the Board initially nominated pursuant to the preceding sentence are listed on SCHEDULE 3.1.2 attached hereto, which members shall serve pursuant to the terms of this Agreement until their successors, if any, are designated and elected as contemplated hereby.
                           3.1.3 Any director to be nominated by a Shareholder
group pursuant to Section 3.1.2 must be unanimously designated by the members of such group. In the event of the failure of any party to this Agreement to nominate a director pursuant to Section 3.1.2, the Shareholders shall vote the shares to elect a Non-Party Director to the seat that otherwise would have been filled by the nominee of such party.
                           3.1.4 The Non-Party Directors may be removed and
replaced in accordance with the Bylaws of the Corporation. None of the three directors nominated by a

                                        8

Shareholder or a Shareholder group may be removed unless such Shareholder, Shareholder group or the Board, if the director was nominated by it, desires to remove such director, with or without cause. If any of the Drilling Group, Somerset, the Mullen/Oliver Group, or the Board desire to remove any director pursuant to the preceding sentence, each of the other Shareholders shall vote all shares owned by them in favor of such removal. In the event of a vacancy on the Board resulting from such removal or otherwise, including, without limitation, death or resignation of a director, the Shareholders shall vote all shares owned by them in favor of the appointment of a nominee of the Drilling Group, Somerset or the Mullen/Oliver Group, as the case may be, depending on whether the directorship was previously held by a director nominated by them in accordance with subsection 3.1.2 above, and each of the Shareholders shall vote all shares owned or controlled by them to elect and maintain any individual so nominated as a director of the Corporation (subject to removal as provided herein), and to take any action that may be taken by a Shareholder of the Corporation in accordance with the Articles of Incorporation and By-laws of the Corporation and the Texas Business Corporation Act to ensure that any such individual is so elected.
                  3.2 FREEZE OUT TRANSACTIONS. The Shareholders agree to vote against any merger of the Corporation or other acquisition transaction that does not treat all Shareholders equally in their capacity as holders of securities of the same class (E.G.. by providing cash to some Shareholders and securities to other Shareholders), unless Shareholders holding at least 90% of the shares then owned by the Shareholders agree to vote in favor of such transaction.
                  3.3 STANDSTILL. In the event that at any time during the term of this Agreement any Shareholder or Shareholder group (including any affiliate of such Shareholder or Shareholder group) acquires additional securities of the Corporation which gives such

                                        9

Shareholder or Shareholder group combined voting power, on a fully diluted basis, in excess of the voting power of such Shareholder or Shareholder group upon the effectiveness of the Mergers (such additional securities representing combined voting power in excess of the voting power of such Shareholder or Shareholder group upon effectiveness of the Mergers being hereinafter referred to as the "Excess Shares"), such Shareholder agrees that such Excess Shares owned by such Shareholder will be voted proportionally in the manner in which the shares owned by the other stockholders, including the other Shareholders not part of a group with such Shareholder, are voted on all matters which require stockholder approval.
         During the term of this Agreement each Shareholder agrees that:
                  (i) it will not solicit proxies or consents with respect to any matter which is placed before the stockholders; provided, however, that nothing shall prevent a Shareholder from voting its shares (other than the Excess Shares) as it deems appropriate in accordance with the provisions of this Agreement and stating the reasons therefor; and
                  (ii) it will not deposit any shares in a voting trust, or subject any shares to a voting trust agreement or similar agreement or combine with or act in concert with respect to the voting of shares with any other stockholder (other than the voting agreements set forth in this Agreement and the irrevocable proxies delivered pursuant hereto).
                  3.4 VOTING AGREEMENTS; IRREVOCABLE PROXIES. Each Shareholder shall execute and deliver such consents, proxies, certificates, instruments and other documents as shall be necessary or advisable to carry out and make effective the voting agreements set forth in Sections 3.1, 3.2 and 3.3 above, including, without limitation, the execution and delivery prior to the effectiveness of the Mergers of irrevocable proxies (the "Proxies"), substantially in the form of

                                       10

EXHIBIT B attached hereto. Notwithstanding any other provisions contained herein or in the Proxies, any proxy created hereunder shall terminate upon the termination of this Agreement, unless otherwise required by law. It is the intention of the parties hereto that this Agreement comply in all respects with the requirements of Articles 2.30 and 2.29 of the Texas Business Corporation Act, governing voting agreements among stockholders and irrevocable proxies, respectively. If any provision of this Agreement or of any proxy delivered pursuant hereto, including, without limitation, the Proxies, or the application of any such provision to any person or entity or circumstance, shall be held invalid, the remainder of this Agreement and of any such proxy, and the application of any such provision to any person or circumstance other than those to which it is held invalid, shall not be affected thereby.
         4. STOCK CERTIFICATE LEGEND. There shall be forthwith placed conspicuously on every stock certificate representing shares now outstanding and on every such certificate which may hereafter be acquired by any party to this Agreement or by any successor or permitted transferee thereof (other than an Unrestricted Transferee) or in which any such party, successor or permitted transferee (other than an Unrestricted Transferee) has an interest, the following legend:
         "The shares of stock evidenced by this certificate or any certificate issued in exchange or transfer therefor are held subject to the provisions of a Shareholders' Agreement dated as of May 7, 1996, which provides, among other things, for the grant of an irrevocable proxy, the restriction of the transfer of such shares and agreements concerning the voting of such shares, a copy of which Shareholders' Agreement is on file and may be examined at the principal office of the Corporation."

         5. DEPOSIT OF SHAREHOLDERS' AGREEMENT. A counterpart of this Agreement and all amendments thereto shall be deposited at the principal office of the Corporation and may be examined by any Shareholder during normal business hours.

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         6. ARTICLES OF INCORPORATION AND BYLAWS. In the event of any conflict between the provisions of the Articles of Incorporation or Bylaws of the Corporation or any Material Subsidiary and this Agreement, the provisions of this Agreement shall control and the Shareholders shall use their best efforts to cause the Articles of Incorporation or Bylaws of the Corporation or any Material Subsidiary, to the extent required by applicable law, to be amended to provide for terms and conditions substantially similar to those contained in this Agreement.
         7. TERMINATION. This Agreement shall terminate upon the occurrence of any of one of the following events:
         (1)      the mutual agreement in writing of the Shareholders; or

         (2)      liquidation or dissolution of the Corporation; or

         (3) the sale of all the shares held by the Shareholders or all or substantially all of the assets of the Corporation; or

         (4) the expiration of four (4) years from the date of effectiveness of this Agreement; or

         (5)      No more than one (1) person is a Shareholder; or

         (6) No more than one (1) of the Voter Groups own the Minimum Percentage; or

         (7) No more than two of the Voting Groups own the Minimum Percentage, and a majority in interest of the members of each of the remaining Voting Groups elect that the Agreement shall be terminated;

provided, however, that with respect to the right to require the Shareholders to vote for the election of the director nominated by that party pursuant to
Section 3.1.2 hereof, such right shall terminate with respect to each of Somerset, the Drilling Group or the Mullen/Oliver Group, as the case may be, in the event that the number of shares owned by Somerset, the Drilling Group or the Mullen/Oliver Group, as the case may be, is less than the Minimum Percentage (as defined in Section 8.3).

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         8. CERTAIN DEFINITIONS. As used herein the following terms shall have the meanings set forth below:
                  8.1 The term "affiliate" means, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under common control with such person.
                  8.2 The term "control" as used herein means the power to exercise a controlling influence over such person, and a person shall be deemed to control another person if that person (i) owns beneficially, directly or indirectly, 10% or more of the voting securities or voting interests of such person, or (ii) creates, establishes or uses a trust, proxy, power of attorney, pooling arrangement or other device with the purpose or effect of divesting such person of beneficial ownership of such securities, or (iii) provides directly or indirectly the funds for the acquisition by such other person of any shares of the Corporation.
                  8.3 The term "Minimum Percentage" shall mean, with respect to Somerset, the Drilling Group, or the Mullen/Oliver Group, the ownership by such person or group, collectively with their respective affiliates, of seven and one-half percent (7 1/2%) or more of the total number of shares of the Common Stock of the Corporation outstanding.
                  8.4 The term "party to this Agreement" as used herein shall mean any person signatory to this Agreement, any transferee of any Shareholder that is required to execute and deliver to the Corporation an Acknowledgment pursuant to Section 16 hereof in connection with its acquisition of shares.
                  8.5 The term "person" as used herein means any individual, corporation, company, partnership, joint venture, trust, association, unincorporated organization, or other entity or group.

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                  8.6 The term "shares" as used herein shall be deemed to refer to all the shares of the Common Stock of the Corporation, or warrants to purchase such Common Stock, owned by the Shareholders at the time of execution of this Agreement; any additional shares of the Common Stock of the Corporation hereafter acquired by any Shareholder; any shares of the Common Stock of the Corporation hereafter issued in exchange therefor by way of reclassification of shares, merger, consolidation, reorganization, recapitalization or otherwise; any additional shares issued to the respective Shareholders by reason of stock dividends, share distributions, increases in the outstanding shares; and (unless the context does not permit such interpretation) any shares of the Common Stock of the Corporation issuable to any Shareholder upon exercise of options, warrants, rights, and conversion rights or privileges.
                  8.7 The term "Shareholder" as used herein shall include, in addition to the original parties signatory hereto (other than the Corporation), any transferee of any Shareholder that is required to execute and deliver to the Corporation an Acknowledgment pursuant to Section 15 hereof, in each respect only so long as such party holds shares.
                  8.8 The term "Voting Group" as used herein shall mean each of Somerset, the Drilling Group, and the Mullen/Oliver Group, and their affiliates.
         9. MERGER. In the event of the merger of the Corporation into any corporation, this Agreement shall continue in effect and thereafter any references in this Agreement to the Corporation shall refer to the surviving corporation pursuant to such merger.
         10. APPROVAL OF MERGERS. The Drilling Group agrees to vote all shares owned or controlled by them in favor of the approval of the Mergers and the election as directors of the Corporation of the persons listed on Schedule 3.1.2 hereto.

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         11. FURTHER ASSURANCES. The parties agree to make, execute and deliver any and all agreements, instruments and documents, and to do any and all other acts, deeds and things, which may be necessary or advisable to carry out the provisions of this Agreement or to effectuate the intent and purpose thereof.
         12. NOTICES. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing by certified or registered mail, telecopier, Federal Express, Express Mail, or personal delivery against written receipt addressed, transmitted or delivered, to the respective addresses of the parties set forth on the signature pages hereto, or to such other address as may be designated by any of them in a notice given to the other parties hereto as provided above.
         Each such notice shall be deemed given at the time it is received by the addressee.
         13. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision of this Agreement, and this Agreement shall be construed in all respects as if any invalid or unenforceable provisions were omitted.
         14. AMENDMENT. This Agreement (and the Proxies) supersede and cancel all prior agreements and understandings among the parties hereto, and contain all of the terms and conditions agreed upon by the parties, with respect to the subject matter hereof, and none of the parties shall be bound by any representations, warranties, covenants or conditions with respect thereto not expressly set forth herein. No modification of this Agreement shall be binding or given effect unless the same shall be in writing and signed by all of the parties.
         15. BENEFIT AND BINDING OBLIGATION. This Agreement shall inure to the benefit of and shall bind the respective personal representatives, successors and permitted assigns of the parties. All of the provisions of this Agreement shall apply to all of the shares.

                                       15

         16. BINDING ON TRANSFEREES. The provisions of this Agreement shall be binding upon transferees of Shareholders (other than Unrestricted Transferees). No Shareholder shall transfer capital stock of the Corporation to any person not a party hereto (other than an Unrestricted Transferee) unless said person shall execute an Acknowledgment of the terms hereof and agrees to be bound hereby, and execute and deliver to the other Shareholders an irrevocable proxy substantially in the form of Exhibit B attached hereto. Upon execution of any such form, said new stockholder shall be deemed to be a party hereto subject to the obligations created hereby. Notwithstanding the foregoing, the right of a party to this Agreement to require the Shareholders to vote for the director nominated by such party shall not be transferable to any person other than an affiliate of that Shareholder. For the purposes of this Section, members of Somerset shall be deemed to be affiliates of Somerset.
         17. WAIVER. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a wavier of, or estoppel with respect to, any such subsequent or other failure.
         18. CONSENT TO SPECIFIC PERFORMANCE. The parties hereto agree that it is impossible to measure the monetary damages that would accrue to a party by reason of a failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the party seeking such relief has an adequate remedy at law.

                                       16

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Texas (without giving effect to its conflict of law provisions). Exclusive venue for any action or proceeding relating to the interpretation or enforcement of this Agreement shall lie in Harris County, Texas.
         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.
         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

69 Delaware Avenue                    SOMERSET DRILLING ASSOCIATES, L.L.C.
Buffalo, New York 14202               by Somerset Capital Partners, its Managing
                                      Member

                                      By:/s/ WILLIAM R. ZIEGLER
                                             William R. Ziegler, Partner

Cedar House                           NOREX DRILLING LTD.
41 Cedar Avenue
Hamilton, HM-12, Bermuda
Telephone No.:  +1 441 283 2058       By:/s/ FRANK CAPSTICK
Telefax No.:  +1 441 283 3231                Frank Capstick
                                             President

c/o Morgan & Morgan Trust Corp. Ltd.  PRONOR HOLDINGS LTD.
Road Town
Pasea Estate
Tortola, British Virgin Islands       By:/s/ FRANK CAPSTICK
Telephone No.:  +1 441 293 2058              Frank Capstick
Telefax No.:  +1 441 293 3231                President

c/o U.S. Rig and Equipment, Inc.         /s/ ROY T. OLIVER, JR.
6601 S.W. 29th Street                        Roy T. Oliver, Jr.
Oklahoma City, OK 73179

                                       17

c/o Mike Mullen Energy Equipment         /s/ MIKE L. MULLEN
  Resource, Inc.                             Mike L. Mullen
8411 Preston Road
Suite 730, LB2
Dallas, TX 75225

                                       18

                                      U.S. RIG AND EQUIPMENT, INC.

                                      By:/s/ ROY T. OLIVER, JR.
                                             Roy T. Oliver, Jr.
                                             President

                                      MIKE MULLEN ENERGY EQUIPMENT
                                      RESOURCE, INC.

                                      By:/s/ MIKE L. MULLEN
                                             Mike L. Mullen
                                             President

                                      GCT INVESTMENTS, INC.

                                      By:/s/ MIKE L. MULLEN
                                             Mike L. Mullen
                                              President

                                       19

                                                                       EXHIBIT A


                          SHAREHOLDERS; STOCK OWNERSHIP

                                                                  No. of Shares of Common             No. of Warrants To
                                                                  Stock To Be Owned Upon              Be Owned Upon
HOLDER                                                            EFFECTIVENESS OF THE MERGERS*       EFFECTIVENESS OF MERGERS
Norex Drilling Ltd. ...............................................        10,430,105                            --
Pronor Holdings Ltd. ..............................................         8,300,000                            --
Somerset Drilling Associates, L.L.C ...............................        39,637,378                       1,720,000
Roy T. Oliver, Jr .................................................        11,386,630                         494,104
U.S. Rig and Equipment, Inc. ......................................         3,114,645                         135,155
Mike Mullen Energy Equipment Resource, Inc.** .....................        15,243,256                         661,457
GCT Investments, Inc. .............................................         3,635,589                         157,761
                                                                           ----------                       ---------
                                                    TOTAL .........        91,747,603                       3,168,477

- ------------------

*     Assuming no exercise of the Cash Option.

** Includes shares owned by PRD Rig Partnership 1995, Ltd. and EER National 78 Partnership, Ltd., limited partnerships of which EER is the general partner.

                                       20
                                                                       EXHIBIT B

                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST

         KNOW ALL MEN BY THESE PRESENTS that the undersigned together with [its successors and assigns] [his heirs, personal representatives, successors and assigns] hereby irrevocably appoint those individuals and entities identified on ANNEX I attached hereto, acting as a group, attorney and proxy with full power of substitution, with full discretion, to vote all the shares of the Common Stock, par value $.10 per share, of DI Industries, Inc., a Texas corporation (the "Corporation"), now owned or hereafter acquired by the undersigned (the "Shares"), standing in the names of the undersigned at any and all meetings of stockholders or adjournments thereof (and, to the extent permitted by law, to exercise such voting power by execution of written consents without a meeting), as fully as the undersigned would be entitled to vote if personally present, hereby ratifying all that said respective attorney and proxy or its substitutes may do by virtue hereof; provided, however, that this proxy is only exercisable to the extent provided in, and must be voted in accordance with, the terms of the voting agreements set forth in subsections 3.1.2 and 3.1.3 of that certain Shareholders' Agreement of even date herewith by and among the undersigned and the other parties thereto (the "Shareholders' Agreement").
         This proxy is required by the terms of said Shareholders' Agreement in consideration therefor.
         THIS PROXY IS IRREVOCABLE, it being understood and agreed that this proxy is coupled with an interest in the Corporation and the Shares sufficient in law to support an irrevocable power within the meaning of Section 2.29 of Texas Business Corporation Act.

                                       21

         This proxy shall terminate upon the occurrence of one of the following events, whichever shall first occur, (i) termination of the Shareholders' Agreement or (ii) the termination of the Shareholders' Agreement with respect to the undersigned or the individuals and entities identified on ANNEX I attached hereto.
         The existence of this proxy and its irrevocability is noted conspicuously on the face of the certificate or certificates representing the Shares on which voting rights are hereby granted as more fully described in the Shareholders' Agreement,
         IN WITNESS WHEREOF, the undersigned has hereunto duly executed and delivered this proxy as of the __________ day of ______________, 1996.
                                  [SHAREHOLDER]

                                       22

                                                                         ANNEX I

[OTHER SHAREHOLDERS]

                                       23

                                                                       Exhibit C

                          ACKNOWLEDGMENT AND AGREEMENT

         The undersigned wishes to receive from
_________________________________ ("Transferor") certain shares (the "Shares")
of the Stock, (par value $ per share,] of DI INDUSTRIES, INC., a Texas corporation (the "Corporation");
         The Shares are subject to that certain Shareholders' Agreement, dated as of _____________, 1996 (the "Agreement");
         The undersigned has been given a copy of the Agreement and afforded ample opportunity in which to read it, and the undersigned is thoroughly familiar with its terms;
         Pursuant to Section ____ of the Agreement, the corporation is prohibited from issuing certificates evidencing ownership of the Shares to certain persons unless and until such persons first acknowledge the terms thereof and agree to be bound thereby; and
         The undersigned wishes to receive such a certificate;
         NOW, THEREFORE, in consideration of the premises and to induce the Corporation to issue such a certificate to the undersigned, the undersigned does hereby acknowledge and agree that (i) he has been given a copy of the Agreement and ample opportunity in which to read it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby.
         This ________ day of _______________, 19__.

                                              --------------------------------

                                       24

                                                                  SCHEDULE 3.1.2

                            INITIAL DIRECTOR NOMINEES


I.       INITIAL SOMERSET NOMINEE

         William R. Ziegler

II.      INITIAL DRILLING GROUP NOMINEE

         Ivar Siem

III.     INITIAL MULLEN/OLIVER GROUP NOMINEE

         Roy T. Oliver, Jr.

IV.      INITIAL INDEPENDENT NOMINEES

         Steven A. Webster
         [                      ]

                                       25